UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007

WIFIMED HOLDINGS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia		30062

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

Bellacasa Productions, Inc.
68 Phillips Beach Avenue, Swampscott, MA 01907
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The following sets forth the changes to the Company's Form 8-K filed with the SEC on March 9, 2007:

Prior to the completion actions disclosed under the report, Kevin Charest resigned as Executive Vice President of Sales of WiFiMed, Inc.  As such, references to Mr. Charest have been removed from the report .  The beneficial ownership table has been updated to reflect Mr. Charest's resignation.

Item 2.01 Completion of Acquisition or Disposition of Assets; Item 3.02 Unregistered Sales of Equity Securities; Item 5.01 Changes in Control of Registrant; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

            Effective March 6, 2007, WiFiMed, the Company and a wholly owned subsidiary of the Company completed an Agreement and Plan of Merger dated September 15, 2006 whereby a wholly owned subsidiary of the Company merged with and into WiFiMed with WiFiMed remaining as the surviving corporation and a wholly owned subsidiary of the Company.  In exchange for all of the outstanding shares of WiFiMed common stock, holders of WiFiMed common stock received 24,672,607 shares of the Company representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.  The 55 WiFiMed security holders received an aggregate of 17,619,672 shares of the Company common stock and warrants and options exercisable to purchase an additional 3,210,588 shares of the Company common stock in exchange for their interests in WiFiMed.  Options to purchase 3,842,356 shares of common stock were also issued under the 2006 Stock Incentive Plan.  The options and warrants will be exercisable at various prices ranging from $0.10 to $0.46 per share.  The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.

            Pursuant to the merger agreement, Steven Preiss resigned as a director of the Company.  Marshall Sterman, as of the effective time of the merger, as the sole director of the Company, appointed to the Board of Directors, Jeffrey A. Simon, Richard F. Burtt, David Hubbard and Robert Coffill, Jr., who will serve as directors of the Company until the next annual meeting of the Company's shareholders.  In addition, new officers of the Company have been appointed.  Biographical information concerning the new directors (including Marshall Sterman) and officers is set forth below:

Name	Age	Position
Jeffrey A. Simon	63	President, CEO and Director
Mark A Bloomberg, MD	58	Executive Vice President, Chief Medical officer
Marshall Sterman	75	Chairman
Richard F. Burtt	62	Director
David Hubbard	51	Executive Vice President, Director
Robert Coffill, Jr.	58	Director

Biographies

            Jeffrey A. Simon, President, CEO and Director.  Mr. Simon is the founder of WiFiMed and has served as its President, CEO and Director since inception.  He has 40 years of industry experience in technology operations, including serving as President and COO of Immersive Design, Inc. an animation software company from 1998 to 2000.  During 2001 he served as Executive Vice President and COO of Nexvoice, Inc., a healthcare practice voice recognition company.  During 2002 he served as Executive Vice President and COO of Raceme, Inc., a virtual environment software company.  He previously served as President of D.H. Brown Associates, a leading technology research analyst and consulting firm from 1994 to 1996.  Mr. Simon has also previously served as Vice President of Consulting Services for Migration Software System; Vice President of Marketing for both Culler Scientific Systems and Applicon (Schlumberger); and key senior management positions with Prime Computervision, Digital Equipment Corporation, Perkin Elmer and Honeywell.  He holds a BS, Mathematics and BA, Architectural Engineering, Pennsylvania State University.

            Mark A. Bloomberg, MD, Vice President of Marketing.  Dr. Bloomberg has served as an associate professor at Tufts University School of Medicine since 2001.  In addition, since 1998 Dr. Bloomberg has served as President of the Bloomberg Healthcare Group, a health care consulting company that provides consulting services to a variety of health care organizations.  Since 1984, Dr. Bloomberg has served as a member of the American College of Physician Executives.  Since 1994, Dr. Bloomberg has served as a member of the Massachusetts Medical Society.  Dr. Bloomberg is a graduate of Boston University and received his medical degree from Robert Wood Johnson Medical School.  He also received an MBA from Northeastern University.

            Marshall Sterman, Chairman.  Mr. Sterman has served as the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company since August 25, 2006.  Since 1986, Mr. Sterman also has been the President of The Mayflower Group, Ltd., a merchant banking firm.  During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker.  Some of Mr. Sterman's other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman also currently serves on the board of directors of Water Chef Inc., a publicly traded company that develops, markets, and supports water purification systems for onsite deployment and community sustenance and on the board of directors of Andover Medical, Inc., a publicly traded company that provides durable medical equipment and treatment solutions.

            Richard F. Burtt,  Director.  Since June 2004 Mr. Burtt has served as the Chief Executive Officer of Nomir Medical Technologies, Inc., an early stage company founded to develop and commercialize a comprehensive optical solution to wound healing.  Mr. Burtt has over 25 years of senior level experience in creating and building technology, life sciences, and software businesses.  As Managing Director of Value Added Strategies, LLC, (VAS) since March 2001, Mr. Burtt has experience in mergers and acquisitions with operational, financial, and strategic expertise to early stage to middle market firms.  Prior to creating VAS, Mr. Burtt founded and launched five businesses leading to their acquisitions.  He developed expertise in mergers, acquisitions, and technology transfers as Executive Vice President at Medtronic, a medical technology company.  Mr. Burtt holds a MS from University of Mass. (Lowell).  He also has five years of IBM executive education.  He has served 27 years of multiple Board of Directors memberships, and was awarded two US patents.

            Dave Hubbard, Director.  Mr. Hubbard is one of the founders of WiFiMed.  He has extensive experience in product development, creative marketing, multi-media marketing and public speaking.  He was an All American collegiate and National Football League player with the New Orleans Saints.  After a serious back injury, he developed and obtained a patent for a unique method of building strength without compressing the spine.  He has been featured many times on radio, television and on several infomercials including numerous appearances on QVC.  Mr. Hubbard has successfully produced, marketed and sold a portable voice-to-computer dictation system for physicians.  It was that venture that led to the future development of WiFiMed.  Since July 2004 he has served as President of GoHubbard Enterprises, a marketing and consulting firm he founded.  From 2000 through August 2002 he served as Chief Marketing Officer of Nexvoice, Inc.  Mr. Hubbard is a member of the National Football League Alumni Association.

            Robert Coffill, Jr., Director.  Mr. Coffill, Jr. has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April 2005 to present.  Prior thereto, from July 2004 to April 2005, Mr. Coffill, Jr., served as sales manager in the New England region for Ortho Rehab, Inc., a $40 million manufacturer and distributor of continuous passive motion devices.  From January 2000 to January 2002, Mr. Coffill, Jr. formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million.  From 1978 to 2000, Mr. Coffill, Jr. has a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban and rural environments with school populations ranging from 900 to 3,200 students.  Mr. Coffill, Jr. earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S. from the Boston College Advanced Executive School Management Program.

Compensation

            Employment Agreements

            The Company intends to enter into executive employment agreements with certain executive officers of WiFiMed.  Proposed terms for the agreements are as follows:

            Jeffrey A. Simon, Chief Executive Officer.  Mr. Simon will have an employment agreement with the following terms: base salary of $125,000 per year; target bonus of $62,500 per year; options to purchase 906,531 shares of the Company's common stock; standard medical benefits; a term through December 2008 (with possible renewal thereafter); and salary and medical benefits continuation for 12 months in the event of termination other than for cause (to be defined).

            Mark A. Bloomberg, M.D., Chief Medical Officer.  Mr. Bloomberg will have an employment agreement with the following terms: base salary of $120,000 per year; options to purchase 488,532 shares of the Company's common stock; standard medical benefits; a term through December 2007 (with possible renewal thereafter); and salary and medical benefits continuation for 5 months in the event of termination other than for cause (to be defined).

            David Hubbard, Executive Vice President of Marketing.  Mr. Hubbard will have an employment agreement with the following terms:  base salary of $120,000 per year; options to purchase 162,844 shares of the Company's common stock; standard medical benefits; a term through December 2008 (with possible renewal thereafter); and salary and medical benefits continuation for 12 months in the event of termination other than for cause (to be defined).

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

            The following table sets forth certain information regarding the beneficial ownership of the Company' common stock as of March 6, 2007 by those individuals who serve as directors and officers of the Company following the merger.  The table also includes each person that will own more than 5% of the Company' common stock following the merger.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.  Unless otherwise indicated, the address for each of the shareholders of the Company is 3320 Keenland Road, Marietta, Georgia 30062.

Name	Number		Percentage
Marshall Sterman	535,937	(1)	1.9%
Jeffrey A. Simon	3,761,546	(2)	13.1%
Richard F. Burtt	603,983	(3)	2.1%
Mark Bloomberg	1,054,384	(4)	3.7%
Robert Coffill, Jr.	217,605	(5)	*
David Hubbard	1,318,071	(6)	4.6%
George A. Hart	3,195,390		11.1%

Directors and officers as a Group (6 persons)	7,488,859	(1)(2)(3)(4)(5)(6)	26.9%

*           Less than 1%

(1)     Includes 40,000 shares of common stock owned by Dorothy Meyerson, Mr. Sterman's wife, and 40,000 shares owned by Mayflower Group Ltd., of which Mr. Sterman serves as President.  Excludes the following shares of which Mr. Sterman disclaims beneficial ownership:  32,000 shares owned by his adult daughter, Jessica Weinstein, and 32,000 shares owned by his daughter-in-law, Pajes Merriman.  Includes 200,000 shares of common stock underlying warrants owned by The Mayflower Group, Ltd. which is principally owned by Marshall Sterman.  The warrants are exercisable at $0.46 per share.
(2)     Includes 908,530 shares of common stock underlying stock options exercisable at between $0.25 and $0.46 per share.
(3)     Includes 380,808 shares of common stock underlying warrants owned by Value Added Strategies, LLC, which is principally owned by Richard F. Burtt.  The warrants are exercisable at $0.46 per share.
(4)     Includes 489,610 shares of common stock underlying stock options exercisable at $0.10 per share.
(5)     Includes 217,908 shares of common stock underlying options and warrants exercisable at $0.46 per share.
(6)     Includes 163,204 shares of common stock underlying options exercisable at $0.46 per share.
(7)     Address is 5620 Conway Dr., Marietta, GA 30068.

Item 9.01 - Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.  The financial statements required under Item 9.01(a) of WiFiMed, Inc. were previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.
(b)        Proforma Financial Information.  The financial statements required under Item 9.01(a) were previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.
(c)        Exhibits.
                   2.1 Agreement and Plan of Merger dated September 15, 2006, as amended, effective March 6, 2007*
                   3.1 Articles of Amendment dated March 6, 2007*
                   4.1 2006 Stock Incentive Plan*

*  Previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007                                         WIFIMED HOLDINGS COMPANY, INC.

BY:       /s/ JEFFREY A. SIMON
            Jeffrey A. Simon
            Chief Executive Officer